As filed with the Securities and Exchange Commission on November 5, 2007

Registration No.  ________________

United States
Securities and Exchange Commission
Washington D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_________________

MTS Medication Technologies, Inc.
(Exact Name of registrant as specified in its charter)

Delaware	59-2740462
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

MTS MEDICATION TECHNOLOGIES, INC. 2007 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Todd E. Siegel
MTS Medication Technologies, Inc.
2003 Gandy Boulevard North, Suite 800
St. Petersburg, Florida  33702
(Name and address of agent for service)
(727) 576-6311
(Telephone number, including area code, of agent for service)

Copies of all communications to:

Robert J. Grammig, Esq.
Holland & Knight LLP
100 North Tampa Street, Suite 4100
Tampa, Florida  33602
(813) 227-8500

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be registered (1)	Amount to be registered (1)	offering price per share (2)	aggregate offering price (2)	Amount of registration fee (2)

Common Stock - Par Value - $0.01	600,000	$13.53	$8,118,000	$249.22

(1)     Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares of Common Stock which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions.

(2)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, upon the basis of the average of the high and low prices of the Common Stock of the Registrant on October 31, 2007, as reported on the American Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        This Registration Statement on Form S-8 registers 600,000 shares of common stock, par value of $0.01 per share (the “Common Stock”), of MTS Medication Technologies, Inc., a Delaware corporation (the “Registrant”), for issuance under the MTS Medication Technologies, Inc. 2007 Stock Incentive Plan (the “Plan”).

        As permitted by the rules of the Securities and Exchange Commission (the “SEC”), this Registration Statement omits the information specified in Part I (Items 1 and 2) of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) of the Securities Act. Such documents are not being filed with the SEC as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the SEC by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Commission File No. 001-31578, are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 (including information specifically incorporated into the Registrant’s Form 10-K from the Registrant’s definitive Proxy Statement);

(b)	The Registrant’s Current Reports on Form 8-K filed on August 9, 2007, August 21, 2007 and October 18, 2007;

(c)	The Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2007; and

(d)	The Description of the Registrant’s Common Stock contained in our registration statement on Form 8-A filed with the SEC on December 27, 2002.

        All documents subsequently filed by the Registrant (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Delaware General Corporation Law (the “DGCL”) permits MTS Medication Technologies, Inc. to limit directors’ exposure to liability for certain breaches of the directors’ fiduciary duty, either in a suit on behalf of MTS Medication Technologies, Inc. or in an action by stockholders of MTS Medication Technologies, Inc.

        Our Certificate of Incorporation and Bylaws also require us to indemnify our current or former directors, officers, and employees with respect to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement to the extent permitted by §145 of the DGCL. We have entered into indemnification agreements with each of our officers and directors and intend to enter into indemnification agreements with each of our future officers and directors. Pursuant to such indemnification agreements, we have agreed to indemnify our officers and directors against certain liabilities, including liabilities arising out of the offering made by this Registration Statement.

        The general effect of the foregoing provision may be to reduce the circumstances in which a director or officer may be required to bear the economic burden of the foregoing liabilities and expenses. We maintain a standard form of officers’ and directors’ liability insurance policy which provides coverage to our officers and directors for certain liabilities, including certain liabilities which may arise out of this Registration Statement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.	Description
4.1	Specimen of Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (File No. 333-112212) filed January 26, 2004.
4.2	Certificate of Incorporation and Amendments, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-17852) filed October 9, 1987.
4.3	Certificate of Amendment of Certificate of Incorporation, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-40678) filed May 17, 1991.
4.4	Certificate of Amendment to Certificate of Incorporation, incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-112212) filed January 26, 2004.
4.5	Certificate of Amendment to Certificate of Incorporation, dated September 13, 2004, incorporated by reference to the Registrant’s Post-Effective Amendment No. 1 on Form S-8 (File No. 333-56384) filed November 5, 2007.
4.6	Certificate of Designation of Series A Preferred Stock, incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-16594) filed July 1, 2002.
4.7	Bylaws, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-17852) filed October 9, 1987.
4.8	MTS Medication Technologies, Inc. 2007 Stock Incentive Plan, incorporated by reference to the Registrant’s Proxy Statement (File No. 001-31578) filed August 13, 2007.
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).
23.2	Consent of Grant Thornton LLP.
24.1	Powers of Attorney (contained on the signature page).

II-2

ITEM 9.   UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on October 31, 2007.

MTS MEDICATION TECHNOLOGIES, INC.

By:	/s/ Todd E. Siegel
Todd E. Siegel Chief Executive Officer

POWER OF ATTORNEY

        KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd E. Siegel and Michael P. Conroy, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Todd E. Siegel	Chief Executive Officer, President and Chairman of the Board of Directors	October 31, 2007
Todd E. Siegel	(principal executive officer)

/s/ Michael P. Conroy	Chief Financial Officer, Vice President and Secretary	October 31, 2007
Michael P. Conroy	(principal financial officer and principal accounting officer)

/s/ Michael D. Stevenson	Chief Operating Officer	October 31, 2007
Michael D. Stevenson

/s/ John Stanton	Director and Vice Chairman of the Board of Directors	October 31, 2007
John Stanton

/s/ Allen Braswell	Director	October 31, 2007
Allen Braswell

/s/ David W. Kazarian	Director	October 31, 2007
David W. Kazarian

/s/ Irv I. Cohen	Director	October 31, 2007
Irv I. Cohen

/s/ Chet Borgida	Director	October 31, 2007
Chet Borgida

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Specimen of Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (File No. 333-112212) filed January 26, 2004.
4.2	Certificate of Incorporation and Amendments, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-17852) filed October 9, 1987.
4.3	Certificate of Amendment of Certificate of Incorporation, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-40678) filed May 17, 1991.
4.4	Certificate of Amendment to Certificate of Incorporation, incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-112212) filed January 26, 2004.
4.5	Certificate of Amendment to Certificate of Incorporation, dated September 13, 2004, incorporated by reference to the Registrant’s Post-Effective Amendment No. 1 on Form S-8 (File No. 333-56384) filed November 5, 2007.
4.6	Certificate of Designation of Series A Preferred Stock, incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-16594) filed July 1, 2002.
4.7	Bylaws, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-17852) filed October 9, 1987.
4.8	MTS Medication Technologies, Inc. 2007 Stock Incentive Plan, incorporated by reference to the Registrant’s Proxy Statement (File No. 001-31578) filed August 13, 2007.
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).
23.2	Consent of Grant Thornton LLP.
24.1	Powers of Attorney (contained on the signature page).

EXHIBIT 5.1

November 5, 2007

MTS Medication Technologies, Inc.2003
Gandy Boulevard North, Suite 800St.
Petersburg, Florida 33702

        Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        We refer to the Registration Statement (the “Registration Statement”) on Form S-8 filed today by MTS Medication Technologies, Inc. (the “Company”) with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 (the “Act”) an aggregate of 600,000 shares (the “Shares”) of the authorized common stock, par value $0.01 per share, of the Company being offered to certain officers, directors, employees and consultants of the Company pursuant to the MTS Medication Technologies, Inc. 2007 Stock Incentive Plan (the “Plan”).

        In rendering the opinion set forth herein, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as amended to date and currently in effect, (iii) the Bylaws of the Company, as amended to date and currently in effect, (iv) the Plan, (v) certain resolutions of the Board of Directors of the Company in connection with the Registration Statement, and (vi) certain minutes of the Annual Meeting of the Stockholders of the Company held on September 19, 2007. We also examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below.

        Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares will be duly authorized, validly issued, and fully paid and non-assessable, when (i) the Registration Statement becomes effective under the Act, and (ii) if issued in accordance with the terms of the Plan.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

HOLLAND & KNIGHT LLP
/s/ Holland & Knight LLP

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2007 accompanying the consolidated financial statements of MTS Medication Technologies, Inc. and subsidiaries (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment) included in the Annual Report on Form 10-K for the year ended March 31, 2007, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Tampa, Florida
October 29, 2007